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EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

November 13, 2007

U. S. Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549

Ladies and Gentlemen:

        The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed to be filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Quarterly Report on Form 10-Q (the "Report") accompanying this letter and is not to be incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

        I, Robert E. Driscoll, the President and Chief Executive Officer of Mirant Americas Generation, LLC (the "Company"), certify that, subject to the qualifications noted below, to the best of my knowledge:

  1.
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mirant Americas Generation, LLC.
Name:	/s/ ROBERT E. DRISCOLL Robert E. Driscoll President and Chief Executive Officer

        A signed original of this written statement required by Section 906 has been provided to Mirant Americas Generation, LLC and will be retained by Mirant Americas Generation, LLC and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 32.1
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT